Exhibit 10.2

Execution Version

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into effective as of November __, 2019, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS:

A.     Borrower and Lender are parties to a certain Loan and Security Agreement dated as of June 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.

B.     The Borrower has requested that the Lender (i) amend and modify certain terms and provisions of the Loan Agreement and (ii) waive the Borrower’s non-compliance with certain provisions set forth in the Loan Agreement.

C.     The Lender has agreed to grant such waiver and to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein set forth and for other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Recitals. The Borrower and the Lender agree that the Recitals set forth above are true and correct.

2.     Waiver.

a.     Pursuant to Section 9.3.1 of the Loan Agreement (prior to giving effect to this Amendment), the Borrower is required maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of four Fiscal Quarters. The Borrower has informed the Lender that the Fixed Charge Coverage Ratio for the four Fiscal Quarter period ending September 30, 2019, was less than 1.0 to 1.0. Such non-compliance with Section 9.3.1 of the Loan Agreement constitutes an Event of Default pursuant to Section 10.1(c) of the Loan Agreement (the “Existing Default”).

b.     Borrower has requested that the Lender waive the Existing Default. Subject to the Borrower’s full satisfaction of all conditions precedent set forth in Section 4 below, the Lender hereby so waives the Existing Default. The foregoing waiver shall not apply to any other provision of the Loan Agreement or the other Loan Documents, and shall not give rise to any course of dealing or course of performance with respect to future requests.

3.     Amendment. Section 9.3.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

9.3.1     Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio, determined as of the last day of each Fiscal Quarter for the measurement period then ended, of not less than the applicable ratio set forth below for such measurement period:

Measurement Period	Minimum Fixed Charge Coverage Ratio
Three months ending December 31, 2019	1.0 to 1.0
Six months ending March 31, 2020	1.0 to 1.0
Nine months ending June 30, 2020	1.0 to 1.0
Twelve months ending September 30, 2020 and each Fiscal Quarter end thereafter	1.0 to 1.0

4.     Conditions Precedent. This Amendment shall become effective upon delivery to the Lender of the following, each in form and substance acceptable to the Lender:

a.     This Amendment, duly executed by the Borrower and the Lender.

b.     Such other documents, instruments and agreements as the Lender may reasonably require.

5.     Representations; No Default. Borrower represents and warrants that: (a) Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which Borrower is a party or a signatory, or any provision of Borrower’s Articles of Incorporation or By-Laws or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to Borrower or any of its property except, if any, in favor of the Lender, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment or other agreements and documents executed and delivered by Borrower in connection herewith or the performance of obligations of Borrower herein described, except for those which Borrower has obtained or provided and as to which Borrower has delivered certified copies of documents evidencing each such action to the Lender, (d) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert a defense, offset or counterclaim to the obligations of Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against the Lender, which might arise out of or be connected with any act of commission or omission of the Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by any promissory note executed by Borrower in favor of the Lender, (f) the representations and warranties of Borrower contained in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (g) except as expressly set forth in Section 2 above, no Default or Event of Default has occurred and is continuing under the Loan Agreement.

6.     Affirmation, Further References. The Lender and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

7.     Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

8.     Successors. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and to the respective successors and assigns of the Lender.

9.     Costs and Expenses. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Lender) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

10.     Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

11.     Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

12.     Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

13.     Release of Rights and Claims. Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with the Lender prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which Borrower may have against the Lender.

14.     No Waiver. Except as expressly provided in Section 2 above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Lender’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

BORROWER:	NORTECH SYSTEMS INCORPORATED By:/s/ Constance M. Beck Name: Constance M. Beck Title: CFO

LENDER:	BANK OF AMERICA, N.A.

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